Exhibit 99.1

AHPC Holdings, Inc. Announces Receipt of NASDAQ Delisting Notice

GLENDALE HEIGHTS, Ill., March 21/PRNewswire-FirstCall/ -- AHPC Holdings, Inc. (Nasdaq: GLOV - News), a distributor and supplier of disposable gloves and other products to the foodservice, healthcare, retail and industrial markets, today announced that it has received notice from The Nasdaq Stock Market, Inc. that the Company’s shares will be delisted from the NASDAQ Capital Market effective with the open of business on Thursday, March 22, 2007, based upon the Company’s failure to satisfy the $2,500,000 stockholders’ equity requirement for continued listing on the NASDAQ Capital Market.

The Company’s securities are immediately eligible for quotation in the Pink Sheets, an electronic quotation service for securities traded over-the-counter, effective with the open of business on March 22, 2007. The Company's common stock may, in the future, also be quoted on the Over-the-Counter Bulletin Board maintained by the NASD, provided that a market maker in the common stock files the appropriate application with, and such application is cleared by, the NASD. The Company anticipates disclosing further trading venue information for its common stock once such information becomes available.

About AHPC Holdings, Inc.

AHPC Holdings, Inc., headquartered in Glendale Heights, IL, is a marketer of disposable medical examination, foodservice and retail gloves. The Company's wholly owned subsidiary, American Health Products Corporation, is a leading supplier of disposable gloves to the healthcare, foodservice, retail and industrial markets nationwide.

About Pink Sheets LLC

Pink Sheets provides broker-dealers, issuers and investors with electronic and print products and information services designed to improve the transparency of the Over-the-Counter (OTC) markets. The products are designed to increase the efficiency of OTC markets, leading to greater liquidity and investor interest in OTC securities. Pink Sheets centralized information network is a source of competitive market maker quotations, historical prices and corporate information about OTC issues and issuers. Pink Sheets is neither an SEC-Registered Stock Exchange nor a NASD Broker/Dealer. Investors must contact a NASD Broker/Dealer to trade in a security quoted on the Pink Sheets. Pink Sheets LLC is a privately owned company headquartered in New York City.  More information is available at http://www.pinksheets.com

About OTC Bulletin Board

The OTC Bulletin Board (OTCBB) is a regulated quotation service that displays real-time quotes, last-sale prices, and volume information in OTC equity securities. An OTC equity security generally is any equity that is not listed or traded on NASDAQ or a national securities exchange. OTCBB securities include national, regional, and foreign equity issues, warrants, units, ADRs, and Direct Participation Programs. More information is available at http://www.otcbb.com.

Cautionary Note

Certain statements contained in this press release contain "forward- looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward- looking words or phrases such as "anticipate," "believe," "could," "expect," "intend," "may," "planned," "potential," "should," "will," and "would." Such forward-looking statements in this release are inherently subject to many uncertainties in the Company's operations and business environment. These uncertainties include general economic conditions, in particular, relating to consumer demand for the Company's products and the Company's ability to maintain current sales levels at current margins, competitive and technological developments, customer purchasing actions, foreign currency fluctuations, and the Company's ability to maintain in place its current line of credit or to replace it with an acceptable substitute financing arrangement. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are only made as of the date of this press release and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances occurring after the date of this release. In addition, such uncertainties and other operational matters are discussed further in the Company's quarterly and annual filings with the Securities and Exchange Commission.